EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements listed below; of our report dated March 27, 2026, relating to the consolidated financial statements of Bit Digital, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

Registration Statements:

1. Form S-8 (333-276955)

2. Form S-8 (333-288482)

3. Form S-3 (333-286841)

4. Form S-3SAR (333-291205)

/s/ Audit Alliance LLP

Singapore

March 27, 2026